                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C
                    Information Statement Pursuant to Section
                  14(c) of the Securities Exchange Act of 1934
                             (Amendment No. _______)

Check the appropriate box:

[X] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14c-5(d)(2))
[ ] Definitive Information Statement

                          Bentley Communications Corp.
--------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:


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                       SCHEDULE 14C INFORMATION STATEMENT

                          Bentley Communications Corp.
                            1904 11th Street, Suite 1
                             Santa Monica, CA 90404

                             Telephone: 310.445.2599
                            Facsimile: 310. 445.2525

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                 April ___ 2002

Notice Of Written Consent in lieu of Annual Meeting to be effective May ___,
2002.

To Shareholders of Bentley Communications Corp.:

Bentley Communications Corp., a Florida corporation ("BTLY"), notifies its shareholders of record that stockholders holding a majority of the voting power plan to take the following action by written consent in lieu of an annual meeting, to be effective May __, 2002:

         1. To appoint Gordon F. Lee to serve as director for the ensuing year and until the next annual meeting of shareholders or until his successors are duly elected and qualified.

         2. To approve the creation of the 2001 Non-Qualified Stock Plan and the 2002 Non-Qualified Stock Plan.

         3. To approve an increase in the number of authorized $.0001 par value common shares to 500,000,000 from the current 80,000,000.

These actions will not be effective until a date which is at least twenty (20) days after BTLY files the Definitive Information Statement. You have the right to receive this notice if you were a shareholder of record at the close of business on the date of this notice (the "Record Date").

                                               /s/ Gordon F. Lee
                                               ----------------------
                                               Gordon F. Lee
                                               Secretary
Santa Monica, California
April, __, 2002


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


                              Information Statement

This information statement is being furnished to all holders of the common stock of Bentley Communications Corp., a Florida corporation ("BTLY").

The Board of Directors has recommended and persons owning the majority of the voting power of BTLY have adopted resolutions to effect the above-listed actions.

BTLY will pay the cost of preparing and sending out this information statement. It will be sent to shareholders via regular mail along with a copy of BTLY's report on Form 10-KSB for the year ended June 30, 2001 and Forms 10-QSB for the periods ended September 30, 2001 and December 31, 2001.

Dissenter's Rights of Appraisal

The Florida Business Corporation Act does not provide for dissenter's rights of appraisal in connection with the above-listed actions.



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


                                 Proposal No. 1
                              ELECTION OF DIRECTORS

The nominee for director is listed below. Information about the nominee is contained in the section entitled "Directors and Executive Officers."

Name                                Director Since
-------------------------------------------------------
Gordon F. Lee                       March 28, 2000

Stockholders holding a majority of the voting power of the Company have indicated that effective May __, 2002 they will, by written consent, appoint the above-referenced person to serve as Director.

BLTY's Articles of Incorporation and Bylaws provide for a Board of Directors consisting of not less than one director, with the exact number within this range to be determined from time to time by resolution of the Board of Directors. The current number of directors is one. It is proposed to reserve one Director position for the future expansion of the Company.

All directors stand for election annually. Officers are elected to a term of one year or less, serve at the pleasure of the Board of Directors, and are entitled only to such compensation as is fixed by the Board.

a) The following table furnishes the information concerning the Company's directors and officers as of June 30, 2001. The directors of the Company are elected every year and serve until their successors are elected and qualify.

Name                   Age            Title               Term
----                   ---            -----               ----
Gordon F. Lee          51             President           Annual

On October 16, 2000, Victor Nguyen resigned as President of the Company and Gordon F. Lee was appointed President.

The following table sets forth the portion of their time the Officers and Directors devote to the Company:

Gordon F. Lee                      50%

The term of office for each director is one (1) year, or until his/her successor is elected at the Company's annual meeting and is qualified. The term of office for each officer of the Company is at the pleasure of the Board of Directors.

The Board of Directors does not have a nominating committee. Therefore, the selection of persons or election to the Board of Directors was neither independently made nor negotiated at arm's length.

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

(b) Identification of Certain Significant Employees.

Strategic matters and critical decisions are handled by the director and executive officer of the Company, Gordon F. Lee.

(c) Family Relationships.           None

(d) Business Experience.

The following is a brief account of the business experience during the past five years of the director and executive officer of the Company, including principal occupations and employment during that period and the name and principal business of any corporation or other organization in which such occupation and employment were carried on.

Gordon F. Lee, age 51, has been the CEO of the Company since March 1999. From March 1998 to March 1999, Mr. Lee served as the President of Glass Master Industries, a company working on the development of a bullet resistant glass-coating technology which was eventually sold off to other companies for commercial development. From 1991 to March 1998, Mr. Lee served as the President of USA Video Corporation, one of the first companies to offer video on demand and high-quality digitizing and compression services. Mr. Lee is also an officer and director of American IDC Corp.

(e) Director's Compensation.

Directors who are also officers of the Registrant receive no cash compensation for services as a director. The Company may grant options to directors under the Company's Stock Incentive Plan.

EXECUTIVE COMPENSATION

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Registrant's officers and directors, and persons who own more than 10% of a registered class of the Registrant's equity securities, to file reports of ownership and changes in ownership of equity securities of the Registrant with the Securities and Exchange Commission. Officers, directors and greater-than 10% shareholders are required by the Securities and Exchange Commission regulation to furnish Registrant with copies of all Section 16(a) forms that they file.

Some of the officers and directors of the Company will not devote more than a portion of their time to the affairs of the Company. There will be occasions when the time requirements of the Company's business conflict with the demands of their other business and investment activities. Such conflict may require that the Company attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to the Company.


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There is no procedure in place which would allow officers or directors to resolve potential conflicts in an arms-length fashion. Accordingly, they will be required to use their discretion to resolve them in a manner in which they consider appropriate.

EXECUTIVE COMPENSATION

(a) Cash Compensation.

The table below shows compensation paid by the Company for all services provided up to June 30, 2001 (1) to each of its executive officers and (2) to all officers as a group.

                    SUMMARY COMPENSATION TABLE OF EXECUTIVES

                                                   Annual Compensation                       Long-Term Compensation
                                     -------------------------------------------------   --------------------------------
(a)                       (b)           (c)              (d)                (e)               (f)                (g)
                                                                                            Restrict         Securities
                                                                       Other Annual          Stock           Underlying
Name and Principal                                                     Compensation         Awards             Options
Position                  Year         Salary           Bonus               ($)               ($)                (#)
----------------------  -------     -----------    --------------    ----------------   ---------------      ------------
Gordon F. Lee             2001        $240,000         120,000            48,204               $0                 0
President, Secretary
and Director

(h)  The Company has made no Long-Term Compensation payouts (LTIP or other)




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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

a) Beneficial owners of five percent (5%), or greater, of the Company's common stock: No preferred stock is outstanding at the date of this offering. The following sets forth information with respect to ownership by holders of more than five percent (5%) of the Registrant's common stock known by the Registrant based upon 74,231,724 shares outstanding at April 22, 2002.

Title of                   Name and Address of                    Amount of Beneficial               Percent
Class                      Beneficial Owner                       Interest                           of Class
-----                      ----------------                       --------                           --------

$.0001 par value           Cede & Co.                             35,059,482                         33.758%
common stock               P.O. Box 20
                           Bowling Green Station
                           New York, NY 10004

                           Gordon F. Lee                          27,500,000                         37.046%
                           Suite 1, 1904 11th Street
                           Santa Monica, CA 90404

b) The following sets forth information with respect to the Company's common stock beneficially owned by each Officer and Director, and by all Directors and Officers as a group, at April 22, 2002.

Title of                   Name and Address of                    Amount of                          Percent
Class                      Beneficial Owner                       Beneficial Interest                of Class
-----                      ----------------                       -------------------                --------

$.0001 par value           Gordon F. Lee                          27,500,000                         37.046%
common stock               Suite 1, 1904 11th Street
                           Santa Monica, CA 90404

Total as a group                                                  27,500,000                         37.046%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.


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                                 Proposal No. 2
             TO APPROVE THE 2001 AND 2002 NON-QUALIFIED STOCK PLANS

On September 19, 2001, the Board of Directors adopted the 2001 Non-Qualified Stock Compensation Plan (the "2001 Stock Plan") as a method for BTLY to compensate key employees, advisors and consultants by issuing them shares of its capital stock or options to purchase shares of its capital stock in exchange for services rendered and to be rendered and thereby conserve the Company's cash resources. The Board of Directors reserved Seven Million (7,000,000) shares of its $.0001 par value common stock for issuance under the Stock Plan.

On January 28, 2002, the Board of Directors adopted the 2002 Non-Qualified Stock Compensation Plan (the "2002 Stock Plan") as a method for BTLY to compensate key employees, advisors and consultants by issuing them shares of its capital stock or options to purchase shares of its capital stock in exchange for services rendered and to be rendered and thereby conserve the Company's cash resources. The Board of Directors reserved Eight Million (8,000,000) shares of its $.0001 par value common stock for issuance under the Stock Plan.

Stockholders holding a majority of the voting power of the Company have indicated that effective May __, 2002 they will, by written consent, approve the adoption of the 2001 Stock Plan and 2002 Stock Plan.

                                 Proposal No. 3
                     TO APPROVE AN INCREASE IN THE NUMBER OF
                    AUTHORIZED $.0001 PAR VALUE COMMON SHARES
                   TO 500,000,000 FROM THE CURRENT 80,000,000.

The Board of Directors of BTLY has determined that it is in the best interests of the Company and its shareholders to amend the Articles of Incorporation to increase the number of shares authorized to be issued from Eighty Million (80,000,000) to Five Hundred Million (500,000,000) shares. BTLY's Board of Directors believes this to be necessary in the event that the Company needs to raise additional capital from one or more investors. As of April 22, 2002, there were 5,768,276 authorized but unissued shares available to be issued by the Company, but the Board of Directors believes that, given the Company's low stock price, additional shares may be necessary to be authorized in order to raise sufficient capital to meet the Company's cash needs going forward.

Stockholders holding a majority of the voting power of the Company have indicated that effective May __, 2002 they will, by written consent, approve the amendment to the Company's Articles of Incorporation to increase the number of shares authorized to be issued from Eighty Million (80,000,000) to Five Hundred Million (500,000,000) shares.



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